EX 24 POA
POWER OF ATTORNEY

The undersigned, as a current or future Section 16 reporting person of Hims & Hers Health, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints each of Soleil Boughton, Alexandra Cotter Wilkins, Carly Larson and Kimberly Mather as the undersigned's true and lawful attorney-in-fact to:

(1) complete and execute Form ID, "Update Passphrase Confirmation" form and Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determined to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

(2) do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The undersigned hereby confirms that this Power of Attorney supersedes and replaces any previous Power of Attorney related tot he subject matter herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

/s/ Christopher D. Payne
Christopher Payne
Date: April 2, 2024